Eaton Corporation plc
2016 Annual Report on Form 10-K
Item 15(b)
Exhibit 32.2
Certification

This written statement is submitted in accordance with Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2016 (“10-K Report”).
I hereby certify that, based on my knowledge, the Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation plc and its consolidated subsidiaries.

Date:	February 22, 2017	/s/ Richard H. Fearon
Richard H. Fearon
Principal Financial Officer